CSFB04-AR07_Total_2 - Price/Yield - 3-A										Conforming 3s

Balance	$25,000,000.00	Delay	24 WAC(3)		4.725	WAM(3)	358
Coupon	4.3316	Dated	7/1/2004	NET(3)	4.3516	WALA(3)	2
Settle	7/30/2004	First Payment	8/25/2004	Price	100-24 3/4

* PAYS GROUP NET WAC LESS [0.0200%] THROUGH MONTH 30, THEN NET WAC LESS [0.0200]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.065]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR-Call (Y)	20 CPR-Call (Y)	22 CPR-Call (Y)	25 CPR-Call (Y)	27 CPR-Call (Y)	30 CPR-Call (Y)	35 CPR-Call (Y)	40 CPR-Call (Y)	45 CPR-Call (Y)	50 CPR-Call (Y)

99.77344	4.3097	4.3092	4.3089	4.3083	4.3079	4.3072	4.3055	4.3035	4.3010	4.2979
99.89844	4.2427	4.2369	4.2344	4.2303	4.2274	4.2226	4.2138	4.2036	4.1920	4.1785
100.02344	4.1758	4.1648	4.1601	4.1524	4.1469	4.1382	4.1222	4.1039	4.0833	4.0595
100.14844	4.1090	4.0929	4.0859	4.0747	4.0667	4.0540	4.0308	4.0045	3.9749	3.9407
100.27344	4.0423	4.0211	4.0118	3.9971	3.9866	3.9700	3.9396	3.9052	3.8667	3.8223
100.39844	3.9757	3.9494	3.9379	3.9196	3.9067	3.8862	3.8486	3.8062	3.7588	3.7041
100.52344	3.9092	3.8778	3.8642	3.8424	3.8269	3.8025	3.7578	3.7075	3.6511	3.5863
100.64844	3.8429	3.8064	3.7906	3.7652	3.7473	3.7190	3.6672	3.6089	3.5437	3.4687
100.77344	3.7767	3.7351	3.7171	3.6882	3.6679	3.6356	3.5768	3.5106	3.4366	3.3514
100.89844	3.7106	3.6640	3.6437	3.6114	3.5886	3.5525	3.4866	3.4125	3.3297	3.2344
101.02344	3.6446	3.5930	3.5705	3.5347	3.5095	3.4695	3.3966	3.3146	3.2231	3.1178
101.14844	3.5788	3.5221	3.4975	3.4582	3.4305	3.3867	3.3068	3.2170	3.1167	3.0014
101.27344	3.5130	3.4513	3.4246	3.3818	3.3517	3.3040	3.2172	3.1195	3.0105	2.8853
101.39844	3.4474	3.3807	3.3518	3.3056	3.2730	3.2215	3.1278	3.0223	2.9047	2.7694
101.52344	3.3819	3.3102	3.2791	3.2295	3.1945	3.1392	3.0385	2.9253	2.7990	2.6539
101.64844	3.3165	3.2399	3.2066	3.1536	3.1162	3.0571	2.9495	2.8286	2.6937	2.5387
101.77344	3.2512	3.1697	3.1343	3.0778	3.0380	2.9751	2.8606	2.7320	2.5885	2.4237

WAL	1.99	1.85	1.79	1.71	1.65	1.57	1.45	1.33	1.21	1.11
Principal Window	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07	Aug04-Jan07
Principal # Months	30	30	30	30	30	30	30	30	30	30

LIBOR_1MO	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300	1.3300
LIBOR_6MO	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000	1.9000
LIBOR_1YR	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900
CMT_1YR	1.980	1.980	1.980	1.980	1.980	1.980	1.980	1.980	1.980	1.980

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

										July 13, 2004

							SALE-SUBJECT TO 5% VARIANCE